SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


Date of Report
(Date of earliest Event Reported):                            January 9, 2002


                            VICON FIBER OPTICS CORP.
             (exact name of registrant as specified in its charter)


Delaware                          0-11057                  13-2615925
(State or other              (Commission title     (IRS Employer identification
jurisdiction of                   number)                    number)
incorporation or
organization)


90 Secor Lane, Pelham Manor, New York                                   10803
(address of principal executive offices                               (zip code)


Registrant's telephone number including
  area code                                                       (914) 738-5006

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Item 5 - Other Events


Vicon Fiber Optics Corp. (OTC Pink Sheets), announced today that it has recently filed a civil action in the United States District Court, Southern District of New York against Leonard Scrivo (of Tuckahoe, New York), Michael Scrivo (of Yonkers, New York) and Les Wasser (of New City, New York), each a former officer of Vicon, as well as against Sheft Kahn & Company, (with its principal offices in Jericho, New York), Vicon's former independent auditors. The action claims, among other things, that the three former officers misappropriated Vicon funds as well as falsified certain of the Company's books and records. The lawsuit also claims that Sheft Kahn & Company failed, among other things, to perform audits of the Company in accordance with generally accepted auditing standards.

Vicon Fiber Optics Corp. is a manufacturer of fiber optic illuminating systems and components utilized in the dental and medical professions. In addition, Vicon designs and manufactures a line of decorative lamps under its FANTASIA trade name.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                      VICON FIBER OPTICS CORP.



                                                  By  /s/  Arthur W. Levine
                                                      -------------------------
                                                           Arthur W. Levine
                                                              President

Date:  January 9, 2002


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INDEX TO EXHIBITS


Exhibit     Description

5(a)        Press Release issued January 9, 2002 by the Registrant